As filed with the Securities and Exchange Commission on August 13, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMC CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation or organization)

04-2680009

(I.R.S. Employer Identification No.)

176 South Street, Hopkinton, Massachusetts 01748

(Address of Principal Executive Offices)

EMC Corporation 401(k) Savings Plan

(Full title of the plan(s))

Paul T. Dacier, Esq.

Executive Vice President and General Counsel

EMC Corporation

176 South Street

Hopkinton, Massachusetts 01748

(Name and Address of Agent for Service)

(508) 435-1000

(Telephone number, including area code for agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	2,000,000	$18.85	$37,700,000	$2,688.01

(1)	This Registration Statement covers 2,000,000, shares of common stock, par value $0.01 per share, of the Registrant that may be issued pursuant to the employer stock fund under the EMC Corporation 401(k) Savings Plan, as amended (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock in respect of the securities identified above that become issuable by reason of any stock dividend, stock split, capitalization or other similar transaction.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on August 12, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to the employer stock fund under the EMC Corporation 401(k) Savings Plan, as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements on Form S-8 concerning the Plan filed with the Securities and Exchange Commission (the “Commission”) on June 19, 1998 (File No. 333-57263), March 28, 2003 (File No. 333-104114) and July 16, 2008 (File No. 333-152368), are incorporated herein by reference, except to the extent supplemented or amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant incorporates by reference the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Commission on February 26, 2010;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, as filed with the Commission on May 7, 2010 and August 9, 2010, respectively;

(c)	the Registrant’s Current Reports on Form 8-K, as filed with the Commission on March 3, 2010 (File No. 001-09853; Film No. 10653725); and April 30, 2010 (File No. 001-09853; Film No. 10787595); and

(d)	the description of the Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 4, 1988, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

5.1	Opinion of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts, on August 13, 2010.

EMC CORPORATION

By:	/S/ PAUL T. DACIER
Paul T. Dacier
Executive Vice President and General Counsel

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Joseph M. Tucci, David I. Goulden and Paul T. Dacier, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of August 13, 2010.

Signatures	Title

/S/ JOSEPH M. TUCCI	Chairman, President and Chief Executive Officer
JOSEPH M. TUCCI	(Principal Executive Officer)

/S/ DAVID I. GOULDEN	Executive Vice President and Chief Financial Officer
DAVID I. GOULDEN	(Principal Financial Officer)

/S/ MARK A. LINK	Senior Vice President and Chief Accounting Officer
MARK A. LINK	(Principal Accounting Officer)

/S/ MICHAEL W. BROWN	Director
MICHAEL W. BROWN

/S/ RANDOLPH L. COWEN	Director
RANDOLPH L. COWEN

[SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

/S/ MICHAEL J. CRONIN MICHAEL J. CRONIN	Director

/S/ GAIL DEEGAN GAIL DEEGAN	Director

/S/ JAMES S. DISTASIO JAMES S. DISTASIO	Director

/S/ JOHN R. EGAN JOHN R. EGAN	Director

/S/ EDMUND F. KELLY EDMUND F. KELLY	Director

/S/ WINDLE B. PRIEM WINDLE B. PRIEM	Director

/S/ PAUL SAGAN PAUL SAGAN	Director

/S/ DAVID STROHM DAVID STROHM	Director

[SIGNATURE PAGE TO REGISTRATION STATEMENT ON FORM S-8]

EXHIBIT INDEX

5.1	Opinion of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul T. Dacier, Executive Vice President and General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).